Exhibit 10(y)

Long-Term Incentive Plan

Potash Corporation of Saskatchewan Inc.

Effective for the Performance Cycle January 1, 2003 to December 31, 2005

Contents

Section 1—Establishment of the Plan		1
1.01	Purpose	1
1.02	Term	1
Section 2—Definitions		2
2.01	Award Units	2
2.02	Board	2
2.03	Committee	2
2.04	Corporate TSR	2
2.05	Corporate TSR Award Units	2
2.06	Corporation	2
2.07	Effective Date	3
2.08	Entitled Executive	3
2.09	Index	3
2.10	Index Closing Price	3
2.11	Index Dividends	3
2.12	Index Opening Price	3
2.13	Index TSR	4
2.14	Index TSR Award Units	4
2.15	Just Cause	4
2.16	PCS Inc. Opening Share Price	4
2.17	PCS Inc. Closing Share Price	4
2.18	PCS Inc. Dividends	5
2.19	Performance Cycle	5
2.20	Permanent Disability or Permanently Disabled	5
2.21	Plan	5
2.22	Salary	5
2.23	Target Percentage	5
2.24	Tier Group	5
2.25	Vested Percentage	5
Section 3—Participation		6
3.01	Initial Participation	6
3.02	Continued Participation	6
Section 4—Allocation of Award Units		7
4.01	Allocation	7
4.02	Promotion to New Tier Group or Other Promotion	7
4.03	Corporate TSR Award Units and Index TSR Award Units	7
4.04	Target Percentage	8
Section 5—Vesting of Award Units		9
5.01	Vested Percentages	9

i

Section 6—Redemption of Award Units		10
6.01	Redemption Date	10
6.02	Value of Award Units	10
6.03	Early Redemption Date	11
Section 7—Administration of the Plan		12
7.01	Powers of the Committee	12
7.02	Notification to Entitled Executives	12
7.03	Calculation of Total Shareholder Return	12
7.04	Delegation of Duties	12
Section 8—General Provisions		13
8.01	Assignment or Alienation	13
8.02	Amendment or Termination	13
8.03	No Enlargement of Contractual Rights	13
8.04	Withholding of Taxes	13
8.05	Binding on Successors	13
8.06	Currency	13
8.07	Certain Adjustments	14
8.08	Governing Law	14

ii

Section 1—Establishment of the Plan

1.01	Purpose
This Long-term Incentive Plan is established for the purpose of:

(a)	providing competitive compensation for Entitled Executives;

(b)	rewarding Entitled Executives for improving Total Shareholder Return;

(c)	rewarding Entitled Executives for attaining a Total Shareholder Return that is equal to or in excess of the increase in the Dow Jones U.S. Basic Materials Companies Index;

(d)	rewarding Entitled Executives for their efforts and contributions to the achievement of the long-term success of the business interests of the Corporation;

(e)	aligning the interests of Entitled Executives more closely with the shareholders of the Corporation; and,

(f)	enhancing the ability of the Corporation to recruit and retain high potential, high value executives.

1.02	Term
Subject to Section 8.02 (Amendment or Termination), this Plan shall be effective for the Performance Cycle January 1, 2003 to December 31, 2005.

Section 2—Definitions

2.01	Award Units
“Award Units” means, in respect of an Entitled Executive, the units allocated pursuant to Section 4 (Allocation of Award Units).

2.02	Board
“Board” means the Board of Directors of PCS Inc.

2.03	Committee
“Committee” means the Compensation Committee of the Board.

2.04	Corporate TSR
“Corporate TSR” means the total shareholder return of PCS Inc. in the Performance Cycle, expressed as a percentage, and determined as follows:

(i)	PCS Inc. Closing Share Price

MINUS

PCS Inc. Opening Share Price

PLUS

PCS Inc. Dividends

DIVIDED BY

(ii)	PCS Inc. Opening Share Price

MULTIPLIED BY

(iii)	100

2.05	Corporate TSR Award Units
“Corporate TSR Award Units” means, in respect of an Entitled Executive, one half of the Award Units allocated to the Entitled Executive pursuant to Section 4 (Allocation of Award Units).

2.06	Corporation
“Corporation” means Potash Corporation of Saskatchewan Inc. and its direct and indirect subsidiaries.

2.07	Effective Date
“Effective Date” means January 1, 2003.

2.08	Entitled Executive
“Entitled Executive” means an executive employee of the Corporation who is recommended by the CEO and approved by the Committee to participate in this Plan.

2.09	Index
“Index” means the Dow Jones U.S. Basic Materials Companies Index (DJUSBMI).

2.10	Index Closing Price
“Index Closing Share Price” means the average closing value of the Index, as reported by the Dow Jones Company, for the last 30 days trading days of the Performance Cycle or, in the case of an Entitled Executive for whom an early redemption date applies pursuant to paragraph (a) of Section 6.03 (Early Redemption Date), the above reference to “the last 30 trading days of the Performance Cycle” shall be substituted by “the last 30 trading days up to the date of the Entitled Executive’s retirement, disability, death or involuntary termination, as the case may be”.

2.11	Index Dividends
“Index Dividends” means a cumulative amount derived from the return on dividends paid and reinvested by the companies in the Index, during the Performance Cycle or, in the case of an Entitled Executive for whom an early redemption date applies pursuant to paragraph (a) of Section 6.03 (Early Redemption Date), a cumulative amount derived from the return on dividends paid and reinvested by the companies in the Index, during the Performance Cycle up to the date of the Entitled Executive’s retirement, disability, death or involuntary termination, as the case may be.

2.12	Index Opening Price
“Index Opening Price” means the average closing value of the Index, as reported by the Dow Jones Company, for the last five trading days of 2002. Such value has been determined as U.S. $136.76.

2.13	Index TSR
“Index TSR” means the total shareholder return of the Index in the Performance Cycle, expressed as a percentage, and determined as follows:

(i)	Index Closing Price

MINUS

Index Opening Price

PLUS

Index Dividends

DIVIDED BY

(ii)	Index Opening Price

MULTIPLIED BY

(iii)	100

2.14	Index TSR Award Units
“Index TSR Award Units” means, in respect of an Entitled Executive, one half of the Award Units allocated to the Entitled Executive pursuant to Section 4 (Allocation of Award Units).

2.15	Just Cause
“Just Cause” has such meaning as determined by the Committee from time to time, consistent with the regular policies of the Corporation.

2.16	PCS Inc. Opening Share Price
“PCS Inc. Opening Share Price” means the average closing price of the common stock of PCS Inc. as reported on the New York Stock Exchange, for the last five trading days of 2002. Such price has been determined as U.S. $63.992.

2.17	PCS Inc. Closing Share Price
“PCS Inc. Closing Share Price” means the average closing price of the common stock of PCS Inc. as reported on the New York Stock Exchange, for the last 30 trading days of the Performance Cycle or, in the case of an Entitled Executive for whom an early redemption date applies pursuant to paragraph (a) of Section 6.03 (Early Redemption Date), the above reference to “the last 30 trading days of the Performance Cycle” shall be substituted by “the last 30 trading days up to the date of the Entitled Executive’s retirement, disability, death or involuntary termination, as the case may be”.

2.18	PCS Inc. Dividends
“PCS Inc. Dividends” means the cumulative amount of dividends paid by PCS Inc. on a common share of PCS Inc. during the Performance Cycle or, in the case of an Entitled Executive for whom an early redemption date applies pursuant to paragraph (a) of Section 6.03 (Early Redemption Date), the cumulative amount of dividends paid by PCS Inc. on a common share of PCS Inc. during the Performance Cycle up to the date of the Entitled Executive’s retirement, disability, death or involuntary termination, as the case may be.

2.19	Performance Cycle
“Performance Cycle” means January 1, 2003 to December 31, 2005 inclusive.

2.20	Permanent Disability or Permanently Disabled
“Permanent Disability” or “Permanently Disabled” means the permanent incapacity of an Entitled Executive, as determined in accordance with the disability plan to which the Entitled Executive is eligible to belong.

2.21	Plan
“Plan” means this Long-Term Incentive Plan, as amended from time to time.

2.22	Salary
“Salary” means, in respect of an Entitled Executive, the Entitled Executive’s annual base salary in effect as the date the Entitled Executive commenced participation in the Plan. However, if the Entitled Executive is promoted into a new Tier Group during the Performance Cycle or if the annual base salary of the Entitled Executive is significantly adjusted during the Performance Cycle as a result of a promotion, “Salary” for purposes of paragraph (b) of Section 4.02 (Promotion to a New Tier Group or Other Promotion) shall be the annual base salary in effect as of the date the Entitled Executive was promoted into a new Tier Group or otherwise promoted.

2.23	Target Percentage
“Target Percentage” means the target percentage applicable to an Entitled Executive according to the Tier Group in which the Entitled Executive participates, as described in Section 4.04 (Target Percentage).

2.24	Tier Group
“Tier Group” means, in respect of an Entitled Executive, the Tier Group in which the Entitled Executive participates, as described in Section 4.04 (Target Percentage).

2.25	Vested Percentage
“Vested Percentage” means the vested percentage of an Entitled Executive’s Corporate TSR Units and Index TSR Units, as the case may be, as described in Section 5 (Vesting of Award Units).

Section 3—Participation

3.01	Initial Participation
Participation in the Plan is limited to Entitled Executives.

Each Entitled Executive shall participate in the Plan as of the first day of the Performance Cycle, or on the date on which the Entitled Executive becomes an Entitled Executive, if later.

3.02	Continued Participation
Each Entitled Executive shall continue participation in the Plan throughout the Performance Cycle, or until the Entitled Executive’s employment terminates for any reason, the Entitled Executive becomes Permanently Disabled, or upon the Entitled Executive no longer being designated as an Entitled Executive as recommended by the CEO and approved by the Committee, whichever first occurs.

Section 4—Allocation of Award Units

4.01	Allocation
Each person who is an Entitled Executive as of the Effective Date or who becomes an Entitled Executive during the Performance Cycle but after the Effective Date shall be allocated Award Units. The number of Award Units shall be equal to:

(a)	the Entitled Executive’s Salary as of the Effective Date or the date the Entitled Executive commences participation in the Plan, whichever is later

MULTIPLIED BY

(b)	the number of years and completed months (expressed as fractions of a year, to two decimal places) from the Effective Date or the date the Entitled Executive commences participation in the Plan, whichever is later, to the end of the Performance Cycle.

MULTIPLIED BY

(c)	the Target Percentage applicable to the Entitled Executive, as described in Section 4.04 below

DIVIDED BY

(d)	the PCS Inc. Opening Share Price

4.02	Promotion to New Tier Group or Other Promotion
In the event an Entitled Executive is promoted to a new Tier Group during the Performance Cycle or if the Salary of the Entitled Executive is significantly adjusted during the Performance Cycle as a result of a promotion, additional Award Units shall be allocated to the Entitled Executive reflecting the incremental effect of the Entitled Executive’s participation in the new Tier Group or new Salary, as the case may be, from the date such changes occurred to the end of the Performance Cycle.

4.03	Corporate TSR Award Units and Index TSR Award Units
One half the Award Units allocated pursuant to Sections 4.01 and 4.02 above shall be Corporate TSR Award Units and one half shall be Index TSR Award Units.

4.04	Target Percentage
The Target Percentage applicable to an Entitled Executive shall be determined by the Tier Group in which the Entitled Executive participates, as follows:

Tier Group	Positions	Target Percentage

I	Corporate President	70%
	Chief Executive Officer

IA	Chief Operating Officer	45%

II	Corporate Senior Vice-Presidents	40%
	Subsidiary Presidents

III	Corporate Vice-Presidents	30%
	Subsidiary Executive Vice-Presidents
	Selected Subsidiary Vice-Presidents

IV	Selected Subsidiary Vice-Presidents	25%
	Selected Corporate Executive Employees
	Selected Operations General Managers

V	Selected Operations General Managers	20%
	Selected Subsidiary Vice-Presidents
	Selected Directors

Section 5—Vesting of Award Units

5.01	Vested Percentages
The following Vested Percentages shall be used to determine the redemption of an Entitled Executive’s Corporate TSR Award Units and Index TSR Award Units pursuant to paragraphs (a) and (b) respectively of Section 6.02 (Value of Award Units).

(a)	Corporate TSR Vested Percentage

Corporate TSR
Corporate TSR	Vested Percentage

0% or less	0%
10%	50%
20%	75%
30%	100%
40%	125%
50% or more	150%

(b)	Index TSR Vested Percentage

Corporate TSR	Index TSR
minus Index TSR	Vested Percentage

Less than 0%	0%
0%	50%
5%	100%
10% or more	150%

All Corporate TSR and Corporate TSR minus Index TSR performances between the percentages in the above tables will be interpolated in the manner adopted by the Corporation from time to time.

Section 6—Redemption of Award Units

6.01	Redemption Date
Subject to the provisions of Section 6.03 below, the Award Units of each Entitled Executive shall be redeemed and paid out by the Corporation in a lump sum cash payment as soon as practicable following the end of the Performance Cycle, or following the date of the Entitled Executive’s retirement, permanent disability, death or involuntary termination, if applicable.

6.02	Value of Award Units
The value of an Entitled Executive’s Award Units shall be equal to the sum of the values of the Entitled Executive’s Corporate TSR Award Units and Index TSR Award Units, as follows:

(a)	Corporate TSR Award Units
The value of an Entitled Executive’s Corporate TSR Award Units shall be equal to:

(i)	the number of Corporate TSR Award Units granted to the Entitled Executive, subject to the reduction or forfeiture of units described in Section 6.03, if applicable

MULTIPLIED BY

(ii)	the Corporate TSR Vested Percentage

MULTIPLIED BY

(iii)	PCS Inc. Closing Share Price, subject, however, to a maximum value of three times the PCS Inc. Opening Share Price

(b)	Index TSR Award Units
The values of an Entitled Executive’s Index TSR Award Units shall be equal to:

(i)	the number of Index TSR Award Units granted to the Entitled Executive, subject to the reduction or forfeiture of units described in Section 6.03, if applicable

MULTIPLIED BY

(ii)	the Index TSR Vested Percentage

MULTIPLIED BY

(iii)	the PCS Inc. Closing Share Price, subject, however, to a maximum value of three times the PCS Inc. Opening Share Price

6.03	Early Redemption Date

(a)	Retirement, Permanent Disability, Death or Involuntary Termination Without Just Cause
In the event an Entitled Executive retires, becomes Permanently Disabled or dies prior to the end of the Performance Cycle or in the event the Entitled Executive’s employment is involuntarily terminated by the Corporation without Just Cause, the number of Award Units allocated to the Entitled Executive pursuant to Section 4 (Allocation of Award Units) shall be reduced such that the calculation of years and completed months of participation as described in paragraph (b) of Section 4.01 (Allocation) shall end as of the date of the Entitled Executive’s retirement, Permanent Disability, death or involuntary termination, as the case may be.

One half the Award Units reduced shall be Corporate TSR Award Units and one half shall be Index TSR Award Units.

An Entitled Executive shall be required to provide at least 30 days prior written notice of retirement to the Corporation. In the event an Entitled Executive provides less than 30 days prior written notice of retirement, the value of award units calculation per Section 6.02 shall be performed as of the Entitled Executive’s retirement date and the date that is 30 days following the date the Entitled Executive provided written notice of retirement to the Corporation, and the Corporation shall provide the lower valued award to the Entitled Executive as determined by such two calculations.

(b)	Voluntary Termination or Involuntary Termination With Just Cause
In the event an Entitled Executive voluntarily terminates employment prior to the end of the Performance Cycle or in the event the Entitled Executive’s employment is involuntarily terminated by the Corporation with Just Cause, the allocation of Award Units to the Entitled Executive pursuant to Section 4 (Allocation of Award Units) shall be forfeited as of the date of such termination of employment and the Entitled Executive shall not be entitled to any payment under this Plan.

Section 7—Administration of the Plan

7.01	Powers of the Committee
The Committee shall have the discretionary power and authority to determine who shall be Entitled Executives, approve Target Percentages and generally administer the Plan. The Committee shall conclusively interpret the provisions of this Plan and decide all questions of fact arising in the application thereof.

7.02	Notification to Entitled Executives
The Corporation will prepare a written notice to each Entitled Executive specifying his or her Target Percentage, the number of Award Units allocated and the terms of the Plan.

7.03	Calculation of Award Payments
Management of the Corporation shall provide a report to the Committee within 30 days of the end of the Performance Cycle showing the calculations for determining award payments including the calculation of the Corporate TSR and Index TSR. Such calculations shall be subject to the review and confirmation of the Committee.

7.04	Delegation of Duties
The Committee and/or the Board may delegate to any director or directors or any officer or officers of the Corporation such administrative duties and powers as it may see fit with respect to the Plan.

Section 8—General Provisions

8.01	Assignment or Alienation
Except as required by applicable laws, the right of an Entitled Executive to Award Units under this Plan shall not be given as security, be subject to transfer, anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or be subject to execution, attachment, levy or similar process or assignment by operation of law, and any attempt to effect any such action will be null and void and of no effect.

8.02	Amendment or Termination
This Plan may be amended in whole or in part from time to time or terminated by the Corporation. Any amendment or termination will be binding on the Corporation, Entitled Executives and their respective beneficiaries. Notice of termination or amendment will be provided to Entitled Executives and in the case of deceased Entitled Executives, their respective beneficiaries. However, no amendment or termination of any provision of this Plan shall directly or indirectly deprive any Entitled Executive or beneficiary of all or any portion of Award Units allocated to the date of the amendment or termination.

8.03	No Enlargement of Contractual Rights
This Plan shall not give any Entitled Executive the right to be retained in the service of the Corporation nor will it interfere with the right of the Corporation to terminate the employment of the Entitled Executive. Participation in this Plan will not give any Entitled Executive any right or claim to any benefit, except to the extent provided in this Plan.

8.04	Withholding of Taxes
The Corporation will withhold all applicable taxes from any amounts paid pursuant to this Plan.

8.05	Binding on Successors
This Plan will be binding on any successor or successors of the Corporation whether by merger, consolidation or otherwise.

8.06	Currency
The Award Units redeemed pursuant to this Plan will be paid in the same currency as the Entitled Executive receives his or her Salary. If the Salary of an Entitled Executive is paid in more than one currency during a Performance Cycle, the currency of his or her Award Payment for that Performance Cycle shall be determined by the Senior Vice-President, Administration.

8.07	Certain Adjustments
In the event that, at any time during the Performance Cycle, there is any variation in the common shares of PCS Inc. or of any corporation within the Index by reason of (i) a stock split, reverse of stock split, stock dividend or other increase or decrease in the number of outstanding common shares, (ii) a merger, consolidation, recapitalization, amalgamation, plan of arrangement or similar statutory or corporate transaction or (iii) other event that the Committee determines, such as a sale of all or substantially all of any such corporation’s assets, the Committee shall make such adjustments to the Index Opening Price, PCS Inc. Opening Share Price, Index Closing Price or PCS Inc. Closing Share Price or to the calculation of the Corporate TSR or Index TSR with respect to such corporation and, in the case of any such event affecting the common shares of PCS Inc. the number of then outstanding Award Units as it deems necessary or appropriate to reflect such event.

8.08	Governing Law
This Plan shall be governed by the laws of the Province of Saskatchewan. Section headings are for convenience only and shall not be considered provisions of the Plan. Words in the singular shall included the plural, and vice versa, unless qualified by the context.

Dated effective November 20, 2002.

/s/ Frederick J. Blesi

Frederick J. Blesi
Compensation Committee Chair

/s/ Barbara Jane Irwin

Barbara Jane Irwin
Senior Vice President Administration